UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934
October 5, 2009
Date of report (date of earliest event reported)
STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179

(Commission File Number)	(IRS Employer Identification No.)
900 N. Michigan Avenue, Suite 1600, Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)
(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Item 8.01. Other Events.
     On October 5, 2009, the Board of Directors of Standard Parking Corporation reviewed the circumstances of the employment of Mr. John V. Holten as Chairman of the Board of the Company, particularly the terms of the employment agreement dated as of May 7, 2004, and the side letters related to the employment agreement dated as of May 7, 2004, which were executed on behalf of the Company and by Mr. Holten (collectively, the “Agreement”). Mr. Holten’s base salary for 2008 was $456,704. The total expense of his salary, bonus, automobile allowance, personal secretarial assistance, executive offices and all other compensation, benefits and perquisites for 2008 was $670,146. This Agreement was automatically extended for an additional four-year term commencing in May 2009.
     Based on a review of Mr. Holten’s actions and the advice of counsel, the Board has determined that the terms of the Agreement are not fair to the Company and were not fair to the Company at the time it was executed, that the process by which Mr. Holten caused the Agreement to be executed on behalf of the Company was not fair to the Company and that the Agreement is not in the best interest of the Company or its stockholders. Accordingly, effective as of October 5, 2009, the Company terminated the employment of Mr. Holten as its Chairman and will not make any further payments or provide any further benefits to Mr. Holten, as an employee, under the terms set forth in the Agreement or otherwise, including payments related to the two-year non-competition provision contained in the Agreement.
     On October 5, 2009, the Board of Directors elected Robert S. Roath to serve as the Company’s non-executive Chairman of the Board of Directors, effective immediately. In that capacity, Mr. Roath replaces Mr. Holten, who remains a member of the Company’s Board. Directors may only be removed at an annual or special meeting of stockholders by the holders of a majority of the shares then entitled to vote. Mr. Roath has been a member of the Company’s Board of Directors since May of 2004, during which time he also has served as Chairman of the Company’s Audit Committee. Mr. Roath, a former chief financial officer of RJR Nabisco, Inc., also serves as a director of InterDigital Communications Corporation. A press release describing the appointment of Mr. Roath as the Company’s Chairman of the Board is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated October 6, 2009, related to the appointment of Robert S. Roath as Chairman of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION
Date: October 6, 2009	By:	/s/ G. MARC BAUMANN
G. Marc Baumann,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated October 6, 2009, related to the appointment of Robert S. Roath as Chairman of the Board.

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